Exhibit 10.12(a)

AMENDMENT NO. 1 TO CHANGE OF CONTROL AGREEMENT

This Amendment No. 1 to Change of Control Agreement (this “Amendment”) dated as of April 25, 2003 is entered into between Reliant Pharmaceuticals, LLC and Stefan Aigner (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive entered into a Change of Control Agreement dated as of March 19, 2002 (the “Original Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Original Agreement in the manner set forth herein to clarify such agreement.

NOW THEREFORE, in exchange for the agreements set forth herein, and good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Amendment of Section 5(a). Section 5(a) of the Original Agreement is hereby amended by deleting the last sentence of the first paragraph of such Section in its entirety, and substituting the following in lieu thereof:

“In the event that the Series A Holders and the Series B Holders receive Value in the Change of Control (1) of less than the Liquidation Preference or (2) in excess of the Series A/B Liquidation Preference Cap, in each case after giving effect to any bonus payments made or to be made by Reliant pursuant to the terms of this Agreement and other similar change of control agreements or severance agreements entered into between the Company and members of the Company’s senior management, including, without limitation, the persons listed on Annex A attached hereto, then, in either case, Executive shall not be entitled to any Bonus.”

5. No Other Amendments. Except as expressly amended hereby the Original Agreement shall continue in full force and effect.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of Delaware without giving effect to the choice of law provisions thereof.

7. Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and each of their successors and assigns, including, without limitation, any successors or surviving entities thereto by operation of merger.

9. Entire Agreement. The Original Agreement, as amended hereby, constitutes the entire agreement of all parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof. All references in the Original Agreement to “this Agreement”, “hereof”, “hereby” and words of similar import shall refer to the Original Agreement as amended hereby.

10. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.

IN WITNESS WHEREOF, and intending to be legally bound, the Company and the Executive have executed this Amendment as of the date first written above.

EXECUTIVE

/s/ Stefan Aigner

RELIANT PHARMACEUTICALS, LLC

By:	/s/ Joseph J. Krivulka
Name:	Joseph Krivulka
Title:	President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CHANGE OF CONTROL AGREEMENT]